EXHIBIT 10(e)19

BASE SALARIES OF NAMED EXECUTIVE OFFICERS

MISSISSIPPI POWER COMPANY

Effective as of March 1, 2009, the following are the annual base salaries of the current Chief Executive Officer and Chief Financial Officer of Mississippi Power Company and certain other current or former executive officers of Mississippi Power Company who served as such during 2008.

Anthony J. Topazi President and Chief Executive Officer	$392,343
Frances V. Turnage Vice President, Treasurer and Chief Financial Officer	$227,640
Donald R. Horsley Vice President	$254,818
Kimberly D. Flowers Vice President	$216,775
John W. Atherton Vice President	$190,021